UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On April 18, 2019, our chief executive officer and chairman of the board, Hamid R. Moghadam, adopted a pre-arranged 10b5-1 plan and letter of instructions (collectively, the “Plan”) relating to the conversion of 480,914 LTIP units (the “LTIP Units”) of Prologis, L.P. (the “Operating Partnership”), the redemption (the “Redemption”) of the common limited partnership units of the Operating Partnership received upon conversion of LTIP Units and the sale of the underlying shares of our common stock, if any, that may be issued to settle the Redemption in accordance with the Thirteenth Amended and Restated Partnership Agreement of the Operating Partnership, as amended.

The Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and our policies regarding stock transactions.

Up to 480,914 shares of our common stock (that may be received upon Redemption, if any) may be sold under Mr. Moghadam’s Plan. All transactions under his Plan will be disclosed publicly in filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2019

PROLOGIS, INC.

By:	/s/ Deborah K. Briones
Name:	Deborah K. Briones
Title:	SVP, Associate General Counsel

Date: April 19, 2019

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

By:	/s/ Deborah K. Briones
Name:	Deborah K. Briones
Title:	SVP, Associate General Counsel